UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2011

LL&E ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-8518	76-6007940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

James E. Barlett, Trustee

5082 East Hampden Avenue

Suite 148

Denver, CO 80222

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: 303-789-5959

The Bank of New York Mellon Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas 78701

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On November 10, 2011, LL&E Royalty Trust convened a Special Meeting of Unitholders at the request of a Unitholder. The purpose of the Special Meeting was to vote on the Unitholder’s proposal to remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint James E. Barlett as successor trustee.  The matter submitted to the Unitholders at the Special Meeting, and the results of the voting, were as follows:

Proposal:   To remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint James E. Barlett as successor trustee, all pursuant to Section 8.01 of the Trust Agreement of LL&E Royalty Trust dated June 1, 1983, as amended.

For	Against	Abstain	Broker Non-Votes

12,416,634	239,538	116,316	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL&E Royalty Trust

By:	/s/ James E. Barlett
James E. Barlett,
Trustee

Date: November 16, 2011